UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2008

Immediatek, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-26073	86-0881193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 South Walton Dallas, Texas	75226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 744-8801

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 15, 2008, Corey Prestidge resigned as a director of Immediatek, Inc., or Immediatek.

On January 15, 2008, the board of directors of Immediatek appointed Robert Hart to fill the vacancy created by the resignation of Mr. Prestidge. Mr. Hart will serve for the unexpired term. Immediatek does not currently possess any board committees. Additionally, on January 15, 2008, Darin Divinia resigned as Secretary of Immediatek and DiscLive, Inc., a wholly-owned subsidiary of Immediatek, and the respective boards of directors of Immediatek and DiscLive, Inc. appointed Mr. Hart as Secretary. Further, on January 15, 2008, Steve Watkins resigned as Secretary of IMKI Ventures, Inc., a wholly-owned subsidiary of Immediatek, and the board of directors of IMKI Ventures, Inc. appointed Mr. Hart as Secretary. Messrs. Divinia and Watkins will continue to serve Immediatek and its subsidiaries in their other current roles.

Mr. Hart is currently, and for the past five years has been, self employed. He also currently serves, and since 2001 has served, as an officer and General Counsel to companies owned and controlled by Mark Cuban, including Radical Management LLC, which is the general partner of Radical Holdings LP. Radical Holdings LP is the sole stockholder of the Series A Convertible Preferred Stock of Immediatek and the beneficial owner of 229,083 shares of Immediatek common stock as of January 15, 2008, which represents 97.1% of the outstanding voting power of Immediatek.

For so long as any shares of the Series A Convertible Preferred Stock originally issued under the Securities Purchase Agreement, dated as of January 24, 2006, by and among Immediatek, Radical Holdings LP and the other parties thereto, or the Purchase Agreement, remain outstanding, the holders of a majority-in-interest of the shares of the Series A Convertible Preferred Stock originally issued under the Purchase Agreement then outstanding have the right to designate all the persons to serve as directors on the board of directors of Immediatek and its subsidiaries. In connection with that right, Radical Holdings LP, as the sole stockholder of the Series A Convertible Preferred Stock, nominated Mr. Hart to be appointed, and the Immediatek board of directors did appoint, Mr. Hart to the board of directors of Immediatek.

On February 23, 2007, but effective as of January 1, 2007, Immediatek and DiscLive, Inc. entered into a Management Services Agreement with Radical Incubation LP. Pursuant to the Management Services Agreement, personnel of Radical Incubation LP, including Mr. Hart, provide certain management services to Immediatek and DiscLive, Inc. These services are provided to Immediatek and DiscLive, Inc. at an aggregate cost of $3,500 per month; however, Immediatek and DiscLive, Inc. are not required to pay these fees and expenses and, accordingly, Immediatek accounts for these costs of services as a deemed contribution to Immediatek by Radical Holdings LP. For the year ended December 31, 2007, Immediatek recorded a deemed contribution to it by Radical Holdings LP, which related to this agreement, of $42,000. This agreement continues in effect until the earlier of December 31, 2009 and the date on which Radical Holdings LP, its successors or their respective affiliates cease to beneficially own, directly or indirectly, at least 20% of the then outstanding voting power of Immediatek. This agreement may be terminated, however, upon 30 days’ prior written notice by Radical Incubation LP for any reason or by Immediatek for gross negligence. Additionally, under this agreement, Immediatek and DiscLive, Inc. agreed to indemnify and hold harmless Radical Incubation LP for its performance of these services, except for gross negligence and willful misconduct. Further, Radical Incubation LP’s maximum aggregate liability for damages under this agreement is limited to the amounts deemed contributed to Immediatek by virtue of the agreement during the twelve months prior to that cause of action.

Mr. Hart’s services as Secretary of Immediatek, DiscLive, Inc. and IMKI Ventures, Inc. will be included under the Management Services Agreement. Accordingly, Immediatek, DiscLive, Inc. and IMKI Ventures, Inc. will not directly compensate Mr. Hart for his services as Secretary. Immediatek does not currently provide compensation to directors for services rendered in that capacity.

On January 15, 2008, Immediatek verbally agreed to increase Mr. Watkins salary by three percent, or from $110,000 per year to $113,300 per year.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-B and Instruction B.2 to this form.

Exhibit
Number	Description of Exhibit
10.26	Updated summary of verbal arrangement for compensation for Steve Watkins.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immediatek, Inc.,
a Nevada corporation

Date: January 18, 2008

By: /s/ DARIN DIVINIA
Name: Darin Divinia
Title: President

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
10.26	Updated summary of verbal arrangement for compensation for Steve Watkins.

Index to Exhibits